Exhibit 23.2

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 000-25429) of our report dated June 23, 2014 relating to the consolidated financial statements of ProGreen Properties, Inc. as of and for the years ended April 30, 2014 and 2013, appearing in the Annual Report on Form 10-K of ProGreen Properties, Inc. for the year ended April 30, 2014.

/s/ Baker Tilly Virchow Krause, LLP

Southfield, Michigan

June 26, 2015